Exhibit 10.3

(Translated from Chinese)

(Translator’s notation: The former name of “Xi’an Yunchuang Space Information Technology Co., Ltd.” was “Entrepreneurship World Consultants Limited.”)

Service Agreement

Party A: Xi’an Chuangyetianxia Network Technology Co., Ltd.

Representative: Wu Xuecheng (Signature)

Party B: Entrepreneurship World Consultants Limited

Representative: Li Jianyong (Signature)

In order to better promote business development and customer experience, Party A, namely Xi’an Chuangyetianxia Network Technology Co., Ltd., intends to engage Party B as consultant to provide relevant consulting and advisory services for the anchors of Tianxia live broadcast of Party A’s Chuangyetianxia APP platform, and the online courses of Tianxia study and the teachers who provide courses. Now therefore, based on the principles of friendly negotiation, equality and mutual benefits, Party A and Party B have entered into and shall jointly comply with the following agreement:

1. Party A shall engage Party B as consultant to provide relevant consulting and advisory services for the anchors of Tianxia live broadcast of Party A’s Chuangyetianxia APP platform, and the online courses of Tianxia study and the teachers who provide courses. The detailed contents of services: the professional consultant appointed by Party B according to the reality of the project shall assist Party A in communicating and exchanging online and offline with the anchors and teachers as uniformly organized by Party A; according to Party A’s entrustment, providing business training, network supervision and management to anchors and teachers, screening anchors and teachers, uploading courses, and providing other relevant consulting and advisory services as well as corresponding training service.

2. The professional consultant appointed by Party B shall provide online and offline consulting and advisory services according to Party A’s requirements within the specified time.

3. Total fee and invoicing information:

10% (to be checked and confirmed by the Parties) of the total incomes from Party A’s Chuangyetianxia APP platform Tianxia live broadcasting and Tianxia study shall be paid to Party B by bank transfer prior to the 10th day of every month. Before Party A makes payment, Party B shall issue VAT special invoice to Party A.

Invoicing information:

Name: Entrepreneurship World Consultants Limited

Taxpayer’s ID: 91610100MA6TNE5J5E

Address: Room 1216, Floor 12, Hongfu Building, Beida Street, Lianhu District, Xi’an

Tel: 18710088818

Opening Bank: Bank of China Co., Ltd. Xi’an Economic & Technological Development Zone Sub-branch

Account Number: 102884172800

4. Either party hereto shall strictly keep the contents of cooperation and the trade secrets and other documents that it learns from the other party confidential; except for performing the statutory duty of information disclosure with the prior written consent of the other party, without permission of the other party, either party hereto may not leak to any third party; otherwise, the breaching party shall assume the losses as suffered by the other party therefore.

5. If either party hereto violates this Agreement, or breaches any of its representation or warranties hereunder, or if any representation or warranties made by it has falsity or major omission, it shall be deemed as default, and the breaching party shall assume corresponding liabilities for breach according to law. Except as otherwise stated in this Agreement or as otherwise specified by the laws, if either party hereto fails to perform any of its obligations hereunder or fails to perform any of its obligations according to the provisions of this Agreement, the non-breaching party has the right to require the breaching party to continue performing or take remedial measures, and require the breaching party to compensate for the actual losses as suffered by the non-breaching party therefore.

6. Any dispute arising from the performance of this Agreement or relating to this Agreement shall be settled by the Parties through friendly negotiation. In case negotiation fails, either party hereto may lodge a suit to the competent people’s court of the place where Party A is located.

7. This Agreement is made in two originals, one for each party hereto. This Agreement shall become effective as from October 19, 2019. The performance period of this Contract shall be 3 years. For any matter not covered herein, the Parties shall timely make necessary modification and supplementation to this Agreement through negotiation; any such modification and supplementation of this Agreement shall be made in writing.

(No text below)

Party A: (Seal)

Date:

Special Contract Seal of Xi’an Chuangyetianxia Network Technology Co., Ltd. (Seal)

Party B: (Seal)

Date:

Special Contract Seal of Entrepreneurship World Consultants Limited (Seal)

Agreement on Dissolution of Contract

Party A: Xi’an Chuangyetianxia Network Technology Co., Ltd.

Address: Room 907, Enterprise HQ Building, Building 2, Saigao City Plaza, No. 170, Weiyang Road, Xi’an Economic & Technological Development Zone

Party B: Entrepreneurship World Consultants Limited

Address: Room 1216, Floor 12, Hongfu Building, Beida Street, Lianhu District, Xi’an

Party A Xi’an Chuangyetianxia Network Technology Co., Ltd. and Party B Entrepreneurship World Consultants Limitedhave signed Service Agreement in respect of 10% of the total incomes from Party A’s “Chuangyetianxia APP” Tianxia live broadcasting and Tianxia study on October 19, 2019, and the performance of this Contract cannot be continued due to objective cause, the Parties have entered into the following agreement through negotiation:

1. Original Service Agreement shall be dissolved as from December 1, 2019. As from the date of dissolution, the rights and obligations of the Parties under the original contract/agreement shall be terminated.

2. All expenses accrued by the Parties in respect of Service Agreement have been settled up.

3. This Agreement shall become effective upon being sealed by the Parties. As from the effective date of this Agreement, original Service Agreement shall be dissolved and terminated, and neither party hereto shall assume the liabilities for breach.

4. This Agreement shall be made in two originals of the same legal force, one for each party hereto.

Party A: Xi’an Chuangyetianxia Network Technology Co., Ltd. (Seal)

Date: December 1, 2019

Party B: Entrepreneurship World Consultants Limited (Seal)

Date: December 1, 2019

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